Exhibit 99.1

PHH CORPORATION ANNOUNCES COMPLETION OF ITS
TENDER OFFER FOR 7.125% NOTES DUE 2013

Mt. Laurel, NJ — September 7, 2012 — PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) announced today the final results of its previously announced tender offer (the “Tender Offer”) for any and all of its outstanding 7.125% Notes due 2013 (the “2013 notes”). The Tender Offer expired at midnight, New York City time, on September 6, 2012 (the “Offer Expiration Date”). The Company has been advised by the information agent that as of the Offer Expiration Date, a total of $342 million aggregate principal amount of the outstanding 2013 notes (representing approximately 82% of the outstanding 2013 notes) had been tendered.

The Company had previously announced the completion of its solicitation of consents (the “Consent Solicitation”) for certain proposed amendments (the “Proposed Amendments”) to eliminate or modify certain restrictive covenants and other provisions contained in the indenture governing the 2013 notes (the “Indenture”). The Consent Solicitation expired at 5:00 p.m., New York City time, on August 22, 2012 (the “Consent Expiration Date”). As previously announced, the Company received the requisite consents to the Proposed Amendments and, as a result, entered into a supplemental indenture, dated as of August 23, 2012, to effect the Proposed Amendments.

Holders of 2013 notes who properly tendered after the Consent Expiration Date and at or prior to the Offer Expiration Date received $1,003.55 per $1,000 in principal amount of 2013 notes, plus accrued and unpaid interest from the last interest payment date to, but not including, the final settlement date, which occurred today. Following the Tender Offer, $76 million aggregate principal amount of 2013 notes remain outstanding.

The Company previously announced that it had called for redemption all of the 2013 notes that remain outstanding following consummation of the Tender Offer at a price equal to par plus a “make-whole” amount in accordance with the terms of the Indenture, plus accrued and unpaid interest to, but not including, the date of redemption. Redemption of the $76 million aggregate principal amount of 2013 notes that remain outstanding is expected to occur on September 24, 2012.

BofA Merrill Lynch, Barclays Capital Inc. and Citigroup Global Markets Inc. acted as dealer managers and solicitation agents for the Tender Offer and the Consent Solicitation. The tender agent and information agent was D.F. King & Co., Inc.

This press release does not constitute a notice of redemption under the optional redemption provisions of the Indenture, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of business process management services for the mortgage and fleet industries. Its subsidiary, PHH Mortgage, is one of the largest originators of residential mortgages in the United States,(1) and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. PHH is dedicated to delivering premier customer service and providing value-added solutions to its clients.

(1)   Inside Mortgage Finance, Copyright 2012.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Jim Ballan

jim.ballan@phh.com

856-917-4311

Media

Dico Akseraylian

dico.akseraylian@phh.com

410-771-2038

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